Exhibit 24

		POWER OF ATTORNEY


	Know all by these present that the undersigned, does hereby
(1)	Make, constitute and appoint each of Mark D. Wang, Charles R. Corbin and
Daniel J. Mathewes, or any one of them, as a true and lawful attorney-in-fact of the undersigned with full powers of substitution and revocation, for and in the name, place and stead of the undersigned (in the undersigned's individual capacity), to execute and deliver such forms that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a results of the undersigned's ownership of or transactions in securities of Hilton Grand Vacations Inc.
(i) pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, including without limitation, statements on Form 3, Form 4 and Form 5 (including any amendments thereto) and (ii) in connection with any application for EDGAR access codes, including without limitation the Form ID, and enrollment in EDGAR Next.

(2)	Authorize and appoint each of Brandon J. Lemke and Jillian N. Lescaille account administrators of the undersigned's EDGAR account, with the power to perform all and any such actions necessary or permissible in respect of such roles. The Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with regard to his or her ownership of or transactions in securities of Hilton Grand Vacations Inc., unless earlier revoked in writing. The undersigned acknowledges that Mark D. Wang, Charles R. Corbin, Daniel J. Mathewes, Brandon J. Lemke and Jillian N. Lescaille are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended.


				By: /s/ Christine Marie Duffy
				    ---------------------
				Name: Christine Marie Duffy

				Date: 6-12-26


STATE OF Pennsylvania
COUNTY OF Montgomery

	On the 12th day of June, 2026 before me, the undersigned Christine Marie Duffy, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

(NOTARY SEAL)
				By: /s/ Adam B. Kruger
				   ---------------------											   (Notary Signature)

				Adam B. Kruger
				---------------------
				(Notary Name Printed) NOTARY PUBLIC

				Commission No.  1317163
				Commission Expires: 7-17-29